UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 25, 2012
(Date of earliest event reported)

US GEOTHERMAL INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34023	84-1472231
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1505 Tyrell Lane, Boise, Idaho 83706
(Address of principal executive offices) (Zip Code)

208-424-1027
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Events.

On October 25, 2012, U.S. Geothermal Inc. (the “Company”), through its wholly owned subsidiary, U.S. Geothermal Guatemala, S.A. (“USGG”), signed a binding Memorandum of Understanding ("MOU") with one of the largest distributors of electricity in Central America. The MOU sets forth the terms of the power purchase agreement ("PPA") for the El Ceibillo Project located near Guatemala City, subject to a number of terms and conditions.

The MOU establishes the framework for a PPA that includes a 15-year term for an initially estimated 25 megawatts of power generation up to a maximum of 50 megawatts of power generation. The MOU includes a project power price that the Company believes is competitive with the prevailing energy prices in the region. Several conditions precedent must be met before the PPA is negotiated and becomes effective, including confirming the geothermal reservoir by an independent reservoir engineer, obtaining all required permits and authorizations, and securing a project finance commitment.

The MOU may be terminted as a result of (i) the bankruptcy of any of the parties, (ii) on January 1, 2015, unless such date is extended by mutual agreement, because the construction of the project has not been initiated and/or the commercial operation date has been moved beyond the date set out in the PPA framework; or (iii) that the geothermal resource found lacks the conditions to sustain a long-term commercial production that allows electric power to be produced under the necessary conditions of profitability.

El Ceibillo is an advanced stage geothermal prospect located within a 24,710 acre (100 square kilometers) energy rights concession area, and is located near a major transmission line in an industrial area approximately 8.5 miles (14 kilometers) southwest of Guatemala City, the largest city in Central America. Nine wells were drilled at El Ceibillo during the l990's, to depths ranging from 560 to 2,000 feet (170-610 meters). Six of the wells have measured temperatures of 365°F to 400°F (185°C to 204°C). These six wells have high conductive thermal gradients that indicate rapidly increasing temperatures with depth. By re-entering and deepening several existing wells, and drilling new ones, the Company's planned exploration program targets a deeper, higher-permeability reservoir with an expected production temperature between 410°F to 446°F (210°C to 230°C). An initial 25-megawatt power plant utilizing double flash steam technology is planned. The project is currently scheduled to achieve production in late 2015, subject to successful drilling and financing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2012		U.S. Geothermal Inc.

	By:	/s/ Kerry D. Hawkley
Kerry D. Hawkley
Chief Financial Officer